UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 17, 2017

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30 6300 Zug
Switzerland	CH-6300
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01    Entry into a Material Definitive Agreement

On October 17, 2017, in connection with the closing of the previously-announced offering by Transocean Inc., a wholly-owned subsidiary of Transocean Ltd., of U.S. $750 million in aggregate principal amount of 7.50% Senior Notes due 2026 (the “Notes”), Transocean Inc. entered into an indenture (the “Indenture”) with Transocean Ltd., Transocean Holdings 1 Limited, Transocean Holdings 2 Limited and Transocean Holdings 3 Limited (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors on a senior unsecured basis (the “Guarantees”).  The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and were offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the Unites States in compliance with Regulation S under the Securities Act.

The terms of the Notes are governed by the Indenture, which contains covenants that, among other things, limit Transocean Inc.’s ability to allow its subsidiaries to incur certain additional indebtedness, incur certain liens on its drilling rigs or drillships without equally and ratably securing the Notes, engage in certain sale and lease-back transactions covering any of its drilling rigs or drillships and consolidate, merge or enter into a scheme of arrangement qualifying as an amalgamation. The Indenture also contains customary events of default. Indebtedness under the Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The description above does not purport to be complete and is qualified in its entirety by the Indenture which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01    Regulation FD

On October 17, 2017, Transocean Ltd. announced that Transocean Inc. has closed its previously-announced offering of the Notes pursuant to Rule 144A/Regulation S under the Securities Act to eligible purchasers.

Transocean Inc. intends to use the proceeds from the offering to repay in full and retire its 2017 Notes (as defined in the offering memorandum), to redeem all of its outstanding 2018 Notes (as defined below) and to repay in full the amounts outstanding under its Eksportfinans Loans due January 2018, as described in the offering memorandum. The remaining proceeds of the offering are intended to be used for general corporate purposes.

A copy of the press release announcing the closing of the offering is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events

On October 17, 2017, Transocean provided notices (each, a “Notice of Redemption”) to (i) Wells Fargo Bank, National Association, as trustee (the “6.00% Notes Trustee”), of the redemption in full of its outstanding 6.00% Senior Notes due March 2018 (the “6.00% Notes”), pursuant to the indenture, dated as of December 11, 2007 (as amended or supplemented from time to time, the “6.00% Notes Indenture”),  among Transocean Inc.,  Transocean Ltd. as the guarantor thereto, and the 6.00% Notes Trustee and (ii) The Bank of New York Mellon Trustee Company, N.A., as trustee (the “7.375% Notes Trustee” and together with the 6.00% Notes Trustee, the “Trustees”), of the redemption in full of its outstanding 7.375% Senior Notes due April 2018 (the “7.375% Notes” and together with the 6.00% Notes, the “2018 Notes”), pursuant to the indenture, dated as of April 15, 1997 (as amended or supplemented from time to time, the “7.375% Notes Indenture”),  among Transocean Inc.,  Transocean Ltd. as the guarantor thereto, and the 7.375% Notes Trustee.

The redemption date is November 16, 2017 (such date of such redemption, the “Redemption Date”).

The above description of the Notices of Redemption is not complete and is qualified in its entirety by reference to Exhibits 99.2 and 99.3.

This report does not constitute a notice of redemption under the 6.00% Notes Indenture, 7.375% Notes Indenture, nor an offer to tender for, or purchase, any 6.00% Notes, any 7.375% Notes or any other security.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 17, 2017, by and among Transocean Inc., the Guarantors and Wells Fargo Bank, National Association
99.1	Press Release regarding the closing of the Notes offering, dated October 17, 2017
99.2	Notice of Redemption, dated October 17, 2017, for the 6.00% Senior Notes due March 2018
99.3	Notice of Redemption, dated October 17, 2017, for the 7.375% Senior Notes due April 2018

Index to Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 17, 2017, by and among Transocean Inc., the Guarantors and Wells Fargo Bank, National Association
99.1	Press Release regarding the closing of the Notes offering, dated October 17, 2017
99.2	Notice of Redemption, dated October 17, 2017, for the 6.00% Senior Notes due March 2018
99.3	Notice of Redemption, dated October 17, 2017, for the 7.375% Senior Notes due April 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: October 17, 2017	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person